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                                                                  Exhibit 21.1

                         Subsidiaries of the Registrant


Subsidiaries of Specialty Catalog Corp.:
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   SC Corporation, a Delaware corporation, doing business under the name of
   SC Direct
        Subsidiaries of SC Corporation
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           SC Publishing, Inc., a Delaware corporation
             Subsidiaries of SC Publishing, Inc.
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                American Healthcare Institute, a Maryland Corporation
             Daxbourne International Limited, a private company limited by shares formed under the laws of England and Wales

   SC Licensing Corp., a Massachusetts corporation